Exhibit 99.1 - Form of Subscription Card
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                       Nontransferable Subscription Card    GUARANTEED ALLOTMENT
                     COASTAL CARIBBEAN OILS & MINERALS, LTD.
                                 NONTRANSFERABLE
            VOID UNLESS DELIVERED IN ACCORDANCE WITH THE TERMS OF THE
           PROSPECTUS BEFORE 4:30 P.M., NEW YORK CITY TIME, ON , 2002
    Please fill in the amount due and number of shares you wish to purchase pursuant to the exercise of the guaranteed and contingent allotments, which, in the case of the guaranteed allotment, may not exceed the amount set forth in the upper right hand corner of this card. Refunds, as set forth in the Prospectus, will be made by the subscription agent in the event the offering is oversubscribed.


                                               (1)               (2)
                               ---------------------------------------------
                                              Shares         Amount due
                               Allotment  Subscribed For   ($1.00 x col 1)
                               ---------------------------------------------
                               ---------------------------------------------
                               Guaranteed               A                 D
                               ---------------------------------------------
                               ---------------------------------------------
                               Contingent               B                 E
                               ---------------------------------------------
                               ---------------------------------------------
                               Total                    C                 F
                               ---------------------------------------------

                               BE SURE TO COMPLETE BOTH SIDES OF THIS CARD
                               BEFORE MAILING










     RETURN TO THE SUBSCRIPTION AGENT:

        To exercise your subscription rights, complete both sides of this card and return it with full payment with checks payable to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, N.Y. 10038. Delivery must be made before 4:30 p.m., New York City Time, New York, NY on , 2002.
                      I (We) hereby subscribe for the number of shares of the
                common stock of Coastal Caribbean Oils & Minerals, Ltd., as indicated in Column (1) on the opposite side of this subscription card and in accordance with the terms specified in the Prospectus relating hereto, receipt of which is hereby acknowledged.


                ................................. ..............................
                     Signature of Shareholder           Signature of Shareholder
                                                            (If jointly held)

           BE SURE TO COMPLETE BOTH SIDES OF THIS CARD BEFORE MAILING